                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                       POST EFFECTIVE AMENDMENT NO. 2 TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                             PROTECTION ONE, INC.
            (Exact name of registrant as specified in its charter)

                      DELAWARE                         93-1063818
          (State or other jurisdiction of            (I.R.S. Employer
         incorporation or organization)            Identification No.)

                  818 S. KANSAS AVENUE, TOPEKA, KANSAS 66612
          (Address of principal executive offices including Zip Code)

                         EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the plan)

                              RICHARD A. GINSBURG
                     CHIEF EXECUTIVE OFFICER AND PRESIDENT
                  818 S. KANSAS AVENUE, TOPEKA, KANSAS 66612
                                 (785)575-8443
   (Names, addresses and telephone numbers, including area code, of agents for service)

                           Copies of communications to:

                                CYNTHIA S. COUCH
                    818 SOUTH KANSAS AVENUE, TOPEKA, KANSAS 66612
                                  (785)575-1617

                         CALCULATION OF REGISTRATION FEE


                                      Proposed         Proposed
                                      Maximum          Maximum          Amount of
Title of Securities    Amount to be   Offering Price   Aggregate        Registration
to be Registered       Registered     Per Share        Offering Price   Fee
-------------------------------------------------------------------------------------
Common Stock,          1,000,000 (1)  $1.625 (2)       $1,625,000       $406.25
$.01 Par Value

(1) Represents additional shares of Protection One, Inc. common stock issuable under the Protection One, Inc. Employee Stock Purchase Plan (the "Plan") by virtue of an amendment to the Plan increasing the number of shares issuable thereunder from 650,000 to 1,650,000. This registration statement shall also cover any additional shares of common stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction affected without the receipt of consideration which results in an increase in the number of the outstanding shares of common stock of Protection One, Inc.

(2) Estimated solely for purpose of calculating the registration fee based upon the average of the high and low prices for the issuer's common stock reported on the New York Stock Exchange Composite Transactions on September 20, 2001

        INCORPORATION OF PREVIOUS REGISTRATION STATEMENTS BY REFERENCE

     The contents of the Registration Statement on Form S-8, Registration No. 333-97542, as amended by Post Effective Amendment No. 1, Registration No. 333-30328, previously filed with the Securities and Exchange Commission by Protection One, Inc. (the "Company") are hereby incorporated by reference.

     The Company has previously registered an aggregate 650,000 shares of its Common Stock, $0.01 par value, issuable under the Plan. This registration statement is being filed pursuant to General Instruction E to Form S-8 to register additional shares issuable under the Plan for an aggregate of 1,650,000 shares issuable under the Plan.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.  Interests of Named Experts and Counsel.

      The statements as to matters of law and legal conclusions set forth in this registration statement and in the documents incorporated by reference herein have been reviewed by Richard D. Terrill, Esq., and are set forth or incorporated by reference herein in reliance upon the opinion of Mr. Terrill. Mr. Terrill is employed as an officer of Western Resources, Inc., the indirect parent corporation of the Registrant.


Item 8.  Exhibits.

      The following exhibits are filed herewith, or incorporated herein by reference:

     EXHIBIT NO.         EXHIBIT

        5                Legal opinion and consent of Richard D. Terrill, Esq.
        23.1             Consent of Richard D. Terrill, Esq. (contained in Exh.
                         5)
        23.2             Consent of Arthur Andersen LLP, filed herewith.
        24               Power of Attorney (included on signature page to
                         registration statement).

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Protection One, Inc., the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Topeka, State of Kansas on the 24th day of September, 2001.

                                               PROTECTION ONE, INC.


                                               By:  /S/ RICHARD A. GINSBURG
                                                    Richard A. Ginsburg
                                                    President and Chief
                                                    Executive Officer

     Each person whose signature appears below appoints below appoints Richard Ginsburg and Darius G. Nevin and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                    Title                                    Date
---------                    -----                                    ----
/S/ RICHARD A. GINSBURG      President, Chief Executive Officer       September 24, 2001
Richard A. Ginsburg          and Director (Principal Executive
                             Officer)

/S/ DARIUS G. NEVIN          Executive Vice President and Chief       September 24, 2001
Darius G. Nevin              Financial Officer (Principal Financial
                             and Accounting Officer)

/S/ ANNETTE M. BECK          Director                                 September 24, 2001
Annette M. Beck

/S/ GENE A. BUDIG            Director                                 September 24, 2001
Gene A. Budig

/S/ HOWARD A. CHRISTENSEN    Director                                 September 24, 2001
Howard A. Christensen

/S/ MARIA DE LOURDES DUKE    Director                                 September 24, 2001
Maria de Lourdes Duke

/S/ BEN M. ENIS              Director                                 September 24, 2001
Ben M. Enis

/S/ DONALD A JOHNSTON        Director                                 September 24, 2001
Donald A. Johnston

/S/ CARL M. KOUPAL, JR.      Director                                 September 24, 2001
Carl M. Koupal, Jr.

/S/ DOUGLAS T. LAKE          Chairman of the Board                    September 24, 2001
Douglas T. Lake

/S/ RITA A. SHARPE           Director                                 September 24, 2001
Rita A. Sharpe

/S/ STEVEN V. WILLIAMS       Director                                 September 24, 2001
Steven V. Williams

/S/ JAMES Q. WILSON          Director                                 September 24, 2001
James Q. Wilson

                                 EXHIBIT LIST


     EXHIBIT NO.       EXHIBIT

        5              Legal Opinion and consent of Richard D. Terrill, Esq.
        23.1           Consent of Richard D. Terrill, Esq. (contained in Exh. 5)
        23.2           Consent of Arthur Andersen LLP
        24             Power of Attorney (included in signature page to
                       registration statement)